Exhibit 4.11
                            AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                     OF
                           ALMUR COSMETICS, INC.
          (Changed herein to Multi-Media Industries Corporation)

     Almur Cosmetics, Inc. (the "Corporation"), pursuant to sections 16-10a-1006 and 16-10a-1007 of the Utah Revised Business Corporation Act, hereby adopts the following amended and restated articles of incorporation.

     FIRST: The name of the Corporation is Almur Cosmetics, Inc.

     SECOND: The articles of incorporation of the Corporation are amended and restated to read in their entirety as follows:

                                 ARTICLE I
                                    NAME

     The name of the Corporation shall be: Multi-Media Industries
Corporation

                                ARTICLE II
                                 PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.

                               ARTICLE III
                            AUTHORIZED SHARES

     The Corporation shall have the authority to issue 150,000,000 shares, $0.001 par value, which, in the absence of a designation of separate classes by the board of directors as hereinafter provided, shall together have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

          (a) designate in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

          (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;


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          (c)  alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

          (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.

                                ARTICLE IV
                        CONTROL SHARE ACQUISITION

     The provisions of the Control share Acquisitions Act, section 61-6-1 et. seq., of the Utah Revised Code, shall not be applicable to control share acquisitions of the securities of the Corporation. This election is made in accordance with the provisions of section 61-6-1 of the Utah Revised Code.

                                ARTICLE V
                         LIMITATION ON LIABILITY

     To the fullest extent permitted by the Utah Revised Business
Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

                                ARTICLE VI
            INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws. The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.


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
                               ARTICLE VII
                  REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation's registered office and the name of the registered agent at that address in the state of Utah is:

                           Robert C. Stenquist
                    808 East South Temple, Suite 200
                       Salt Lake City, Utah 84102

Either the registered office or the registered agent may be changed in the manner provided for by law.

     THIRD: By executing these Amended and Restated Articles of Incorporation, the president and secretary of the Corporation hereby certify that on June 1, 1995, the Amended and Restated Articles of Incorporation of Almur Cosmetics, Inc., were approved pursuant to section 16-10a-1006 of the Utah Revised Business Corporation Act by the vote of the holders of its issued and outstanding shares of common stock. A total of 49,965,238 shares of common stock of the Corporation were issued and outstanding and entitled to vote with respect to the adoption of the Amended and Restated Articles, of which 34,832,482 shares were indisputably represented and voted at the meeting with all shares represented at the meeting voted for the adoption of the Amended and Restated Articles of Incorporation. No other class of shares was issued and outstanding or entitled to vote thereon.

DATED this 1st day of June, 1995.

                                   /s/ Bart Hickman
                                   --------------------------
                                   President

                                   /s/ Robert C. Stenquist
                                   ---------------------------
                                   Secretary

     The undersigned hereby accepts and acknowledges appointment as registered agent of Multi-Media Industries Corporation.

                                   /s/ Robert C. Stenquist
                                   ----------------------------




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
Exhibit 4.12

                              AMENDMENT TO THE
                         ARTICLES OF INCORPORATION
                                     OF
                     MULTI-MEDIA INDUSTRIES CORPORATION

Multi-Media Industries Corporation (the "Corporation"), pursuant to sections 16- 10a-1006 of the Utah Revised Business Corporation Act, hereby adopts the following amendment to its articles of incorporation.

     FIRST: The name of the Corporation is Multi-Media Industries
Corporation.

     SECOND: Article III of the articles of incorporation of the Corporation is amended to read in its entirety as follows:

                                ARTICLE III
                             AUTHORIZED SHARES

     The Corporation shall have the authority to issue 150,000,000 shares of stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. The common stock, in the absence of a designation of separate series by the board of directors as hereinafter provided, shall together have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

          (a) designate in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

          (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

          (C) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

          (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.



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The allocation among the series of each class of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. Shares of any class of stock may be issued, without shareholder action, in one or more series as may from time to time be determined by the board of directors

     THIRD:   By executing this Amendment to the Articles of Incorporation of Multi-Media Industries Corporation, the president and secretary of the Corporation hereby certify that on June 2, 1995, the Amendment to the Articles of Incorporation of Multi-Media Industries Corporation was approved pursuant to section 16-10a-704 of the Utah Revised Business Corporation Act by the consent of the holders of a majority of its issued and outstanding shares of common stock. A total of 49,965,238 shares of common stock of the Corporation were issued and outstanding and entitled to vote with respect to the adoption of the Amendment to the Articles of Incorporation, of which the holders of 29,614,482 shares consented to the adoption of the Amendment to the Articles of Incorporation. Notice of the foregoing action was given to those shareholders entitled to vote who did not consent to the action on June 8, 1995. No other class of shares was issued and outstanding or entitled to vote thereon.

DATED this 19th day of June, 1995.


                                   /s/ Bart Hickman
                                   ----------------------
                                   President

                                   /s/ Robert C. Stenquist
                                   ----------------------------



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

Exhibit 4.13
                              AMENDMENT TO THE

                        ARTICLES OF INCORPORATION OF

                     MULTI-MEDIA INDUSTRIES CORPORATION

     Multi-Media Industries Corporation, a corporation organized under the laws of the State of Utah, on April 10, 1981, hereby adopts the following Amendments to its Articles of Incorporation pursuant to the provisions of Utah Revised Business Corporation Act, Section 16-10a-1006.

                                    I

     The Articles of Incorporation shall be amended to read as follows:


                        ARTICLE I - CORPORATE NAME

     The name of the corporation shall be:  WorldNet Resource Group, Inc.


                                    II

     The shareholders approved a one for twelve reverse split of the outstanding common shares of the Corporation. The authorized shares of common stock will remain at 100,000,000, $.001 par value common voting
shares and the authorized preferred shares shall remain unchanged.   There
are currently 74,082,532 shares issued and outstanding in the Corporation. Following the reverse split there will be 6,173,544 common shares outstanding.


                                   III

     The date of the adoption of the foregoing amendment and reverse split by the shareholders was January 31, 2000. The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the amendment was 68,082,532. All stock in the Corporation is entitled to one vote per share for each matter coming before a vote of the shareholders.


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                                     IV

     The number of shares that voted in favor of the above amendments was 34,516,152 . The number of shares that voted against the above amendments was 0.

     Dated this 31st day of January, 2000


                              MULTI-MEDIA INDUSTRIES CORPORATION



                              By: /s/  Robert C. Stenquist
                              ---------------------------------
                              Secretary

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )


     On the 31st day of January, 2000, personally appeared before me Robert Stenquist, and duly acknowledged to me that he is the person who signed the foregoing instrument as Secretary and that he has read the foregoing instrument and know the contents thereof and that the same is true of his own knowledge except as to those matters upon which he operates on information and belief and as to those matters believes them to be true.



                              /s/ Ronald L. Poulton
                              -------------------------
                              NOTARY PUBLIC
                              Residing in:   Davis County

My Commission Expires: 3-20-03
                      --------





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